News Release

Ryder Reports Second Quarter 2021 Results

Second Quarter 2021
•GAAP EPS from continuing operations of $2.78 versus a loss of $(1.41) in prior year, reflecting significantly improved results in fleet management solutions and prior-year COVID-19 effects
•Comparable EPS (non-GAAP) from continuing operations of $2.40 versus a loss of $(0.95) in prior year
•Total revenue of $2.4 billion and operating revenue (non-GAAP) of $1.9 billion up 26% and 18% respectively, reflecting double-digit revenue growth across all business segments

Full-Year 2021 Forecast
•Increased GAAP EPS forecast to $7.40 - $7.70 from $5.65 - $6.05
•Increased comparable EPS (non-GAAP) forecast to $7.20 - $7.50 from $5.50 - $5.90
•Expect to achieve adjusted ROE (ROE) of 16% - 17% exceeding our long-term target of 15%
•Maintained cash flow from operating activities forecast of $2.2B; increased free cash flow (non-GAAP) forecast to $650M - $750M to reflect OEM vehicle delivery delays

MIAMI, July 28, 2021 – Ryder System, Inc. (NYSE: R), a leader in supply chain, dedicated transportation, and fleet management solutions, reported results for the three months ended June 30 as follows:

(In millions, except EPS)	Earnings (Loss) Before Taxes		Earnings (Loss)		Diluted Earnings (Loss) Per Share
	2021	2020	2021	2020	2021	2020
Continuing operations (GAAP)	$203.6	$(94.8)	$149.6	$(73.7)	$2.78	$(1.41)
Comparable (non-GAAP)	$175.6	$(64.0)	$129.1	$(49.5)	$2.40	$(0.95)

Total and operating revenue for the three months ended June 30 were as follows:

(In millions)	Total Revenue			Operating Revenue (non-GAAP)
	2021	2020	Change	2021	2020	Change
Total	$2,382	1,895	26%	$1,923	1,623	18%
Fleet Management Solutions (FMS)	$1,408	1,198	18%	$1,225	1,074	14%
Supply Chain Solutions (SCS)	$776	519	49%	$535	405	32%
Dedicated Transportation Solutions (DTS)	$355	294	21%	$256	228	12%

CEO Comment

Commenting on the company's results and outlook, Ryder Chairman and CEO Robert Sanchez said, "Our team delivered strong second quarter results that exceeded our expectations, driven by significant improvement in FMS results due to higher gains on used vehicles sold as well as strong lease and rental performance. We're excited to see strong sales activity across all segments, reflecting continued strength in secular growth trends. Our innovative technology offerings, such as RyderShareTM, are strategic differentiators for us, as our customers seek expanded supply chain and transportation capabilities and increased resiliency.

"We continue to make significant progress on our longer-term return initiatives and now anticipate achieving ROE of 16% - 17% this year while generating strong free cash flow. We expect these results to be driven by improved used vehicle sales results from strong demand and limited market inventory, better pricing in our lease and commercial rental businesses, and strong demand in commercial rental as the economic outlook continues to improve. Given our outlook for a strong freight environment going into 2022, we expect continued favorable performance in FMS driven by lease, rental, and used vehicle sales. We now expect nearly all of our leases to perform above target returns. In SCS and DTS, we are on track to meet or exceed our revenue growth targets, but we anticipate returns to be impacted by increased labor and insurance costs as well as strategic investments in new technologies, new locations in our Ryder Last Mile network, and our Ever betterTM brand awareness campaign.

"Based on this outlook and the actions we have implemented to enhance returns over the long term, we have significantly increased our forecast and expect to deliver comparable EPS of $7.20 - $7.50 compared to a loss of $0.27 in 2020. In addition, we're raising our free cash flow forecast for the year. Our balance sheet remains strong and leverage is near the bottom end of our target range, providing opportunity for future strategic acquisitions and/or share repurchases."

Outlook

Full Year 2021
FY21 GAAP EPS	$7.40 - $7.70
FY21 Comparable EPS (non-GAAP)	$7.20 - $7.50
YOY Earnings Benefit from Lower Depreciation Impact (excl. UVS, net)	~$180M

ROE (1)	16% - 17%
Cash from Operating Activities	~$2.2B
Free Cash Flow (non-GAAP)	$650M - $750M
Capital Expenditures	$2.2B - $2.3B
Debt-to-Equity	Below 250%

Third Quarter 2021
3Q21 GAAP EPS	$1.94 - $2.04
3Q21 Comparable EPS (non-GAAP)	$1.95 - $2.05
YOY Earnings Benefit from Lower Depreciation Impact (excl. UVS, net)	~$40M

(1) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to ROE is provided in the Appendix - Non-GAAP Financial Measures at the end of this release.

Second Quarter Business Segment Operating Results

Fleet Management Solutions: Higher Earnings Reflect Improved Used Vehicle Sales, Rental, and Lease Results

(In millions)	2Q21	2Q20	Change
Total Revenue	$1,408	1,198	18%
Operating Revenue (1)	$1,225	1,074	14%

Earnings Before Tax (EBT) (2)	$158	(104)	NM
FMS EBT as a % of FMS total revenue	11.3%	(8.7)%	NM
FMS EBT as a % of FMS operating revenue (1)	12.9%	(9.7)%	NM

Rolling 12-months EBT as % of total and operating revenue	2Q21	2Q20	Change
FMS EBT as a % of FMS total revenue	5.5%	(7.6)%	NM
FMS EBT as a % of FMS operating revenue (1)	6.3%	(8.8)%	NM

(1) Non-GAAP financial measure excluding fuel and lease liability insurance revenue.
(2) EBT in 2Q21 and 2Q20 included $23M and $154M of depreciation expense, respectively, from the impact of policy and accelerated depreciation and used vehicle sales results due to prior residual values estimate changes.
NM - Not Meaningful

FMS revenue increased due to higher rental and ChoiceLease revenue. Total revenue also increased from higher fuel pricing.

FMS EBT increased by $262 million reflecting higher gains on used vehicles sold and a declining impact of depreciation expense from prior vehicle residual value estimate changes, which together totaled $131 million. Used vehicle pricing on trucks and tractors increased 72% and 73%, respectively, from the prior year, and ending inventory levels declined to 4,300 vehicles, well below our target range of 7,000 - 9,000 vehicles. Rental results benefited from a 13% increase in pricing and better utilization. Rental power fleet utilization increased to 80% (up from 56% in the prior year) on a 2% smaller average power fleet. Prior-year rental results were negatively impacted by COVID-19. Lease results benefited from higher lease pricing and increased miles driven, partially offset by a smaller lease fleet. FMS EBT as a percentage of FMS operating revenue surpassed the company's long-term target of high single digits; however, it was below the target for the trailing twelve-month period, reflecting depreciation from residual value estimate changes in prior quarters.

Supply Chain Solutions: Higher Earnings from Revenue Growth, Partially Offset by Higher Overhead Including Strategic Investments

(In millions)	2Q21	2Q20	Change
Total Revenue	$776	519	49%
Operating Revenue (1)	$535	405	32%

Earnings Before Tax (EBT)	$41	37	11%
EBT as a % of total revenue	5.3%	7.1%	(180) bps
EBT as a % of operating revenue (1)	7.7%	9.1%	(140) bps

Rolling 12-months EBT as % of total and operating revenue	2Q21	2Q20	Change
EBT as a % of total revenue	5.8%	5.6%	20 bps
EBT as a % of operating revenue (1)	8.2%	7.5%	70 bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

SCS total revenue and operating revenue increased due to higher automotive revenues, reflecting increased volumes and prior-year COVID-19 impacts. Total and operating revenue also increased by double-digit percentages due to new business and higher volumes in other industry verticals.

SCS EBT benefited from revenue growth, primarily in automotive, and were partially offset by strategic investments in marketing and technology, as well as increased incentive compensation and medical costs. SCS EBT as a percentage of SCS operating revenue is below the company's long-term target of high single digits, but it is at target for the trailing twelve-month period.

Dedicated Transportation Solutions: Earnings from Strong Revenue Growth More Than Offset by Higher Labor Costs, Insurance Expense, and Strategic Investments

(In millions)	2Q21	2Q20	Change
Total Revenue	$355	294	21%
Operating Revenue (1)	$256	228	12%

Earnings Before Tax (EBT)	$13	21	(38)%
EBT as a % of total revenue	3.7%	7.2%	(350) bps
EBT as a % of operating revenue (1)	5.1%	9.3%	(420) bps

Rolling 12-months EBT as % of total and operating revenue	2Q21	2Q20	Change
EBT as a % of total revenue	5.2%	5.2%	— bps
EBT as a % of operating revenue (1)	6.9%	7.3%	(40) bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

DTS total and operating revenue increased due to new business and higher volumes. Revenue growth from new business can be largely attributed to wins from competitors and private fleet conversions.

DTS EBT decreased primarily due to increased labor costs, higher insurance costs, and strategic investments. DTS EBT as a percentage of DTS operating revenue is below the company's long-term target of high single digits.

Corporate Financial Information

Unallocated Central Support Services (CSS)
Unallocated CSS costs were $18 million as compared to $11 million in the prior year, primarily due to higher incentive compensation-related expenses reflecting significantly improved company performance.

Income Taxes
Our effective income tax rate from continuing operations was an expense of 26.5% as compared to a benefit of 22.2% in the prior year. The prior-year tax rate was impacted by a reduction in earnings due to accelerated depreciation charges and COVID-19 effects.

Capital Expenditures, Cash Flow, and Leverage
Year-to-date capital expenditures increased to $963 million in 2021 compared with $597 million in 2020 primarily due to higher planned investments in the rental fleet.

Year-to-date operating cash flow remained at $1.1 billion, reflecting higher earnings, offset by higher working capital needs. Free cash flow (a non-GAAP measure) was $602 million, down from $612 million in 2020 due an increase in cash paid for capital expenditures, partially offset by higher proceeds from the sale of revenue earning equipment and operating property and equipment. We forecast full-year 2021 cash from operating activities of approximately $2.2 billion and free cash flow of $650 - $750 million, which is at the high end of our previous forecast range and primarily reflects a cash flow benefit from OEM vehicle delivery delays.

Debt-to-equity as of June 30, 2021 declined to 258% from 293% at year-end 2020, and is within the company's long-term target of 250 - 300%. The decrease in debt-to-equity from year-end 2020 was driven by lower debt as a result of higher free cash flow.

Supplemental Company Information

Second Quarter Net Earnings

(In millions, except EPS)	Earnings		Diluted EPS
	2021	2020	2021	2020
Earnings (loss) from continuing operations	$149.6	(73.7)	$2.78	(1.41)
Discontinued operations	(0.5)	(0.4)	(0.01)	(0.01)
Net earnings (loss)	$149.1	(74.1)	$2.77	(1.42)

Year-to-Date Operating Results

(In millions, except EPS)	Six months ended June 30,
	2021	2020	Change
Total revenue	$4,603.9	4,056.6	13%
Operating revenue (non-GAAP)	$3,740.2	3,394.5	10%

Earnings (loss) from continuing operations	$201.2	(182.8)	NM
Comparable earnings (loss) from continuing operations (non-GAAP)	$187.3	(121.6)	NM
Net earnings (loss)	$199.9	(183.7)	NM

Earnings (loss) per common share (EPS) - Diluted
Continuing operations	$3.75	(3.50)	NM
Comparable (non-GAAP)	$3.49	(2.33)	NM
Net earnings (loss)	$3.73	(3.52)	NM

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company’s financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder’s SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder’s leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder’s DTS business segment combines the best of Ryder’s leasing and maintenance capability with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder’s FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder’s expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

###

Note: Regarding Forward-Looking Statements

Certain statements and information included in this news release are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including our forecast, expectations regarding market trends and economic environment; impact of the COVID-19 pandemic on market conditions, e-commerce trends, freight environment, earnings, depreciation, commercial rental demand and utilization, and used vehicle sales volume and pricing, expected benefits from our strategic investments and initiatives, including our multi-year maintenance cost-savings initiatives; expected benefits of lease pricing initiatives; implementation of our asset management strategy; performance, including sales and revenue growth, in our product lines and segments; residual values and depreciation expense; used vehicle inventory; rental utilization; free cash flow; operating cash flow; capital expenditures; fleet growth; and profitability of our Ryder Last Mile operations. Our forward-looking statements also include our estimates of the impact of our changes to residual value estimates on earnings and depreciation expense. The expected impact of the change in residual value estimates is based on our current assessment of the residual values and useful lives of revenue-earning equipment based on multi-year trends and our outlook for the expected near- and long-term used vehicle market. Our assessment is subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results related to vehicle residual values to materially differ from estimates include changes in supply and demand, competitor pricing, regulatory requirements, driver shortages, changes in customer requirements and preferences, as well as changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, the effect of the COVID-19 pandemic; our ability to adapt to changing market conditions, lower than expected contractual sales, decreases in commercial rental demand or utilization or poor acceptance of rental pricing, declining market demand for or excess supply of used vehicles impacting current or estimated pricing and our anticipated proportion of retail versus wholesale sales; declining customer demand for our services; higher than expected maintenance costs; lower than expected benefits from our cost-savings initiatives; lower than expected benefits from our sales, marketing and new product initiatives; higher than expected costs related to our ERP implementation; setbacks in the economic market or in our ability to retain profitable customer accounts; impact of changing laws and regulations, difficulty in obtaining adequate profit margins for our services; inability to maintain current pricing levels due to soft economic conditions, business interruptions or expenditures due to labor disputes, severe weather or natural occurrences; competition from other service providers and new entrants; driver and technician shortages resulting in higher procurement costs and turnover rates; impact of worldwide semiconductor shortage, higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; adequacy of accounting estimates; higher than expected reserves and accruals particularly with respect to pension, taxes, insurance and revenue; impact of changes in our residual value estimates and accounting policies, including our depreciation policy; unanticipated changes in fuel prices; unanticipated currency exchange rate fluctuations; our ability to manage our cost structure; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations of the non-GAAP financial measures contained in this release to the nearest GAAP measure and why management believes that presentation of each measure provides useful information to investors. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q and our Form 8-K filed as of the date of this release with the SEC, which are available at http://investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for July 28, 2021 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    888-352-6803
USA Toll Number:    323-701-0225
Audio Passcode:        Ryder
Conference Leader:    Bob Brunn

AUDIO REPLAY VIA PHONE
An audio replay of the call will be available one hour after call ends for 30 days.
Toll Free Number:    888-203-1112
USA Toll Number:    719-457-0820
Replay Passcode:        1420126

AUDIO REPLAY VIA MP3 DOWNLOAD
A podcast will be available within 24 hours after the end of the call. Click here then select Financials/Quarterly Reports and the date.

AUDIO & SLIDE REPLAY VIA INTERNET
An audio replay including the slide presentation will be available on the Internet within two hours following the call. Click here then select Financials/Quarterly Reports and the date.

Contacts:    Media:                        Investor Relations:
        Amy Federman                    Bob Brunn
        (305) 500-4989                    (305) 500-4053

Financial = ryder-financial
USA = ryder-usa

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
Periods ended June 30, 2021 and 2020
(In millions, except per share amounts)

	Three Months		Six Months
	2021	2020	2021	2020

Lease & related maintenance and rental revenues	$986.7	868.7	$1,927.1	1,796.4
Services revenue	1,276.1	942.3	2,441.6	2,054.5
Fuel services revenue	119.4	84.4	235.1	205.7
Total revenues	2,382.2	1,895.3	4,603.9	4,056.6

Cost of lease & related maintenance and rental	708.7	775.4	1,438.9	1,593.6
Cost of services	1,091.7	793.4	2,091.5	1,747.8
Cost of fuel services	109.5	78.0	224.2	198.4
Other operating expenses	33.5	29.8	67.4	63.4
Selling, general and administrative expenses	269.3	208.6	511.0	432.7
Non-operating pension costs, net	(0.4)	0.9	(0.4)	2.2
Used vehicle sales, net	(51.6)	9.5	(80.5)	30.2
Interest expense	54.2	67.3	108.9	129.9
Miscellaneous (income) loss, net	(43.8)	(9.9)	(49.2)	(1.3)
Restructuring and other items, net	7.7	37.2	18.3	68.1
	2,178.7	1,990.1	4,330.0	4,265.0

Earnings (loss) from continuing operations before income taxes	203.6	(94.8)	273.8	(208.4)
Provision for (benefit from) income taxes	54.0	(21.1)	72.7	(25.6)
Earnings (loss) from continuing operations	149.6	(73.7)	201.2	(182.8)
Loss from discontinued operations, net of tax	(0.5)	(0.4)	(1.2)	(0.9)
Net earnings (loss)	$149.1	(74.1)	$199.9	(183.7)

Earnings (loss) per common share — Diluted
Continuing operations	$2.78	(1.41)	$3.75	(3.50)
Discontinued operations	(0.01)	(0.01)	(0.02)	(0.02)
Net earnings (loss)	$2.77	(1.42)	$3.73	(3.52)

Earnings (loss) available to common shareholders
Earnings (loss) from continuing operations	$149.6	(73.7)	$201.2	(182.8)
Less: Distributed and undistributed earnings allocated to unvested stock	(0.7)	(0.1)	(0.9)	(0.2)
Earnings (loss) from continuing operations available to common stockholders	$148.9	(73.8)	$200.2	(183.1)

Weighted average common shares outstanding — Diluted	53.6	52.4	53.4	52.3

EPS from continuing operations	$2.78	(1.41)	$3.75	(3.50)
Non-operating pension costs, net	(0.02)	—	(0.03)	—
Restructuring and other, net	0.06	0.30	0.10	0.48
ERP implementation costs	0.07	0.16	0.18	0.30
Gains on sale of properties	(0.50)	—	(0.52)	—
Tax adjustments, net	0.01	—	0.01	0.39
Comparable EPS from continuing operations *	$2.40	(0.95)	$3.49	(2.33)

* Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In millions)

	June 30, 2021	December 31, 2020

Assets:
Cash and cash equivalents	$268.0	151.3
Other current assets	1,520.9	1,444.2
Revenue earning equipment, net	8,531.1	8,777.0
Operating property and equipment, net	932.5	927.1
Other assets	1,650.5	1,632.4
	$12,903.0	12,932.0

Liabilities and shareholders' equity:
Current liabilities	$1,693.4	1,536.6
Total debt (including current portion)	6,235.7	6,610.2
Other non-current liabilities (including deferred income taxes)	2,555.8	2,529.6
Shareholders' equity	2,418.2	2,255.6
	$12,903.0	12,932.0

SELECTED KEY RATIOS AND METRICS

	June 30, 2021	December 31, 2020

Debt to equity	258%	293%

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Comparable EBITDA *	$624.1	547.6	$1,191.5	1,065.3
Effective interest rate (average cost of debt)	3.4%	3.3%	3.4%	3.2%

	Six months ended June 30,
	2021	2020

Net cash provided by operating activities from continuing operations	$1,131.2	1,098.8
Free cash flow *	602.2	612.3
Capital expenditures paid	904.4	704.9
Gross capital expenditures	963.0	596.8

	Twelve months ended June 30,
	2021	2020

ROE **	12.2%	(9.8)%

* Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release. Comparable EBITDA has been recast to exclude gains/losses from the sale of used vehicles.
** The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED
Periods ended June 30, 2021 and 2020
(In millions)

	Three Months			Six Months
	2021	2020	B(W)	2021	2020	B(W)

Total Revenue:
Fleet Management Solutions:
ChoiceLease	$802.8	766.2	5%	$1,599.9	1,558.4	3%
SelectCare	136.5	125.9	8%	267.2	262.0	2%
Commercial rental	267.0	169.2	58%	490.0	374.9	31%
Other	18.4	12.3	49%	35.7	35.8	—%
Fuel services revenue	183.6	117.3	57%	350.2	290.6	21%
ChoiceLease liability insurance revenue	—	7.4	NM	0.8	16.8	(95)%
Total Fleet Management Solutions	1,408.2	1,198.2	18%	2,743.7	2,538.4	8%
Supply Chain Solutions	775.6	519.3	49%	1,482.3	1,147.8	29%
Dedicated Transportation Solutions	354.7	293.9	21%	675.2	628.8	7%
Eliminations	(156.3)	(116.2)	(35)%	(297.4)	(258.4)	(15)%
Total revenue	$2,382.2	1,895.3	26%	$4,603.9	4,056.6	13%

Operating Revenue: *
Fleet Management Solutions	$1,224.7	1,073.5	14%	$2,392.8	2,231.1	7%
Supply Chain Solutions	534.6	405.1	32%	1,037.2	872.4	19%
Dedicated Transportation Solutions	255.8	227.9	12%	492.7	464.6	6%
Eliminations	(92.3)	(83.3)	(11)%	(182.4)	(173.6)	(5)%
Operating revenue	$1,922.8	1,623.2	18%	$3,740.2	3,394.5	10%

Business Segment Earnings:
Earnings (loss) from continuing operations before income taxes:
Fleet Management Solutions	$158.5	(103.7)	NM	$221.9	(218.3)	NM
Supply Chain Solutions	41.0	36.9	11%	74.0	67.9	9%
Dedicated Transportation Solutions	13.2	21.2	(38)%	26.1	33.4	(22)%
Eliminations	(19.2)	(7.7)	NM	(31.5)	(17.8)	(77)%
	193.5	(53.3)	NM	290.5	(134.8)	NM
Unallocated Central Support Services	(17.9)	(10.7)	(67)%	(36.3)	(20.1)	(81)%
Non-operating pension costs, net	0.4	(0.9)	NM	0.4	(2.2)	NM
Other items impacting comparability, net	27.6	(29.8)	NM	19.2	(51.4)	NM
Earnings (loss) from continuing operations before income taxes	203.6	(94.8)	NM	273.8	(208.4)	NM
Provision for (benefit from) income taxes	54.0	(21.1)	NM	72.7	(25.6)	NM
Earnings (loss) from continuing operations	$149.6	(73.7)	NM	$201.2	(182.8)	NM

* Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.
NM - Not Meaningful

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
Periods ended June 30, 2021 and 2020
(In millions)

	Three Months			Six Months
	2021	2020	B(W)	2021	2020	B(W)
Fleet Management Solutions

FMS total revenue	$1,408.2	1,198.2	18%	$2,743.7	2,538.4	8%
Fuel services revenue (a)	(183.6)	(117.3)	57%	(350.2)	(290.6)	21%
ChoiceLease liability insurance revenue	—	(7.4)	NM	(0.8)	(16.8)	(95)%
FMS operating revenue *	$1,224.7	1,073.5	14%	$2,392.8	2,231.1	7%

Segment earnings (loss) before income taxes	$158.5	(103.7)	NM	$221.9	(218.3)	NM

FMS earnings (loss) before income taxes as % of FMS total revenue	11.3%	(8.7)%		8.1%	(8.6)%

FMS earnings (loss) before income taxes as % of FMS operating revenue *	12.9%	(9.7)%		9.3%	(9.8)%

	Three Months			Six Months
	2021	2020	B(W)	2021	2020	B(W)
Supply Chain Solutions

SCS total revenue	$775.6	519.3	49%	$1,482.3	1,147.8	29%
Subcontracted transportation	(211.9)	(102.2)	NM	(392.0)	(237.9)	65%
Fuel	(29.2)	(12.1)	NM	(53.2)	(37.5)	42%
SCS operating revenue *	$534.6	405.1	32%	$1,037.2	872.4	19%

Segment earnings before income taxes	$41.0	36.9	11%	$74.0	67.9	9%

SCS earnings before income taxes as % of SCS total revenue	5.3%	7.1%		5.0%	5.9%

SCS earnings before income taxes as % of SCS operating revenue *	7.7%	9.1%		7.1%	7.8%

	Three Months			Six Months
	2021	2020	B(W)	2021	2020	B(W)
Dedicated Transportation Solutions

DTS total revenue	$354.7	293.9	21%	$675.2	628.8	7%
Subcontracted transportation	(59.8)	(41.8)	43%	(110.9)	(108.1)	3%
Fuel	(39.1)	(24.2)	62%	(71.6)	(56.2)	28%
DTS operating revenue *	$255.8	227.9	12%	$492.7	464.6	6%

Segment earnings before income taxes	$13.2	21.2	(38)%	$26.1	33.4	(22)%

DTS earnings before income taxes as % of DTS total revenue	3.7%	7.2%		3.9%	5.3%

DTS earnings before income taxes as % of DTS operating revenue *	5.1%	9.3%		5.3%	7.2%

* Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

(a) Includes intercompany fuel sales from FMS to SCS and DTS.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - ROLLING TWELVE MONTHS - UNAUDITED
Periods ended June 30, 2021 and 2020
(In millions)

	Twelve months ended June 30,
	2021	2020	B(W)
Fleet Management Solutions

FMS total revenue	$5,375.8	5,367.3	—%
Fuel services revenue (a)	(628.6)	(686.7)	(8)%
ChoiceLease liability insurance revenue	(7.8)	(35.5)	NM
FMS operating revenue *	$4,739.3	4,645.1	2%

Segment earnings (loss) before income taxes	$298.2	(407.2)	NM

FMS earnings (loss) before income taxes as % of FMS total revenue	5.5%	(7.6)%

FMS earnings (loss) before income taxes as % of FMS operating revenue *	6.3%	(8.8)%

	Twelve months ended June 30,
	2021	2020	B(W)
Supply Chain Solutions

SCS total revenue	$2,879.0	2,414.1	19%
Subcontracted transportation	(748.0)	(529.1)	41%
Fuel	(95.8)	(92.5)	4%
SCS operating revenue *	$2,035.2	1,792.5	14%

Segment earnings before income taxes	$166.0	134.9	23%

SCS earnings before income taxes as % of SCS total revenue	5.8%	5.6%

SCS earnings before income taxes as % of SCS operating revenue *	8.2%	7.5%

	Twelve months ended June 30,
	2021	2020	B(W)
Dedicated Transportation Solutions

DTS total revenue	$1,275.8	1,334.5	(4)%
Subcontracted transportation	(194.8)	(253.8)	(23)%
Fuel	(123.7)	(127.0)	(3)%
DTS operating revenue *	$957.3	953.6	—%

Segment earnings before income taxes	$66.2	70.0	(5)%

DTS earnings before income taxes as % of DTS total revenue	5.2%	5.2%

DTS earnings before income taxes as % of DTS operating revenue *	6.9%	7.3%

* Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

(a) Includes intercompany fuel sales from FMS to SCS and DTS.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

	Three months ended June 30,		Six months ended June 30,		2021/2020
	2021	2020	2021	2020	Three Months	Six Months

ChoiceLease
Average fleet count	146,900	156,900	147,800	158,200	(6)%	(7)%
End of period fleet count	146,200	154,600	146,200	154,600	(5)%	(5)%
Miles/unit per day change - % (a)	16.4%	(11.1)%	7.2%	(3.7)%

Average Active ChoiceLease vehicles (b)	141,400	146,600	141,800	147,400	(4)%	(4)%
Revenue per active ChoiceLease vehicle (c)	$5,700	$5,200	$11,300	$10,600	10%	7%

Commercial rental
Average fleet count	36,700	38,200	35,800	39,400	(4)%	(9)%
End of period fleet count	38,000	36,800	38,000	36,800	3%	3%
Rental utilization - power units (d)	79.6%	55.9%	76.4%	60.3%	NM	NM
Rental rate change - % (e)	13.2%	2.2%	11.4%	2.7%

Customer vehicles under
SelectCare contracts
Average fleet count	53,200	55,200	52,200	55,300	(4)%	(6)%
End of period fleet count	52,900	54,900	52,900	54,900	(4)%	(4)%

Customer vehicles under
SCS
End of period fleet count (f)	10,000	9,800	10,000	9,800	2%	2%

DTS
End of period fleet count (f)	10,400	9,300	10,400	9,300	12%	12%

Used vehicle sales (UVS)
End of period fleet count	4,300	14,000	4,300	14,000	(69)%	(69)%
Used vehicles sold	6,000	6,300	12,600	11,800	(5)%	7%
UVS pricing change (g)
Tractors	73%	(33)%	47%	(30)%
Trucks	72%	(9)%	54%	(7)%
Notes:

(a)	Represents percentage change compared to prior year period in miles driven per vehicle per workday on US lease power units.
(b)	Active ChoiceLease vehicles are calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(c)	Calculated based on the reported quarterly and year-to-date ChoiceLease revenue.
(d)	Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(e)	Represents percentage change compared to prior year period in average global rental rate per day on power units using constant currency.
(f)	These vehicle counts are also included within the average fleet counts for ChoiceLease, Commercial rental and SelectCare.
(g)	Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings (Loss) Before Income Tax and Comparable Tax Rate	Earnings (Loss) Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings (Loss)	Earnings (Loss) from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings (Loss)	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue FMS Operating Revenue SCS Operating Revenue DTS Operating Revenue FMS EBT as a % of FMS Operating Revenue SCS EBT as a % of SCS Operating Revenue DTS EBT as a % of DTS Operating Revenue
Operating revenue is defined as total revenue for Ryder System, Inc. or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation, as well as (3) revenue from our ChoiceLease liability insurance program which was discontinued in early 2020. We believe operating revenue provides useful information to investors as we use it to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers, which is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on trailing market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these services are also typically a pass-through to our customers and, therefore, fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

ChoiceLease liability insurance: We exclude ChoiceLease liability insurance as we announced our plan in the first quarter of 2020 to exit the extension of our liability insurance coverage for ChoiceLease customers. The exit of this program was completed in the first quarter of 2021. We are excluding the revenues associated with this program for better comparability of our on-going operations.

Comparable Earnings Measures:
Comparable Earnings (Loss) before Income Taxes (EBT) Comparable Earnings (Loss) Comparable Earnings (Loss) per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, comparable earnings and comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) any other significant items that are not representative of our business operations. We believe these comparable earnings measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations as detailed in the reconciliation table below. These other significant items vary from period to period and, in some periods, there may be no such significant items.

Comparable tax rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of net earnings and average shareholders' equity. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings (loss), first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) any other items that are not representative of our business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods as described immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by analysts, investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. In addition, we believe that the inclusion of comparable EBITDA provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. Other companies may calculate comparable EBITDA differently; therefore, our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered as an alternative to net earnings (loss), earnings (loss) from continuing operations before income taxes or earnings (loss) from continuing operations determined in accordance with GAAP, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities (determined in accordance with GAAP), as an indicator of cash flows, or as a measure of liquidity.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

* See Total Cash Generated and Free Cash Flow reconciliations in the Financial Resources and Liquidity section of Management's Discussion and Analysis.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

OPERATING REVENUE RECONCILIATION

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Total revenue	$2,382.2	1,895.3	$4,603.9	4,056.6
Subcontracted transportation	(271.6)	(144.0)	(502.9)	(346.0)
Fuel	(187.8)	(120.6)	(360.0)	(299.3)
ChoiceLease liability insurance revenue	—	(7.4)	(0.8)	(16.8)
Operating revenue *	$1,922.8	1,623.2	$3,740.2	3,394.5

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION

	Six months ended June 30,
	2021	2020

Net cash provided by operating activities from continuing operations	$1,131.2	1,098.8
Proceeds from sales (primarily revenue earning equipment) (a)	374.7	218.4
Other (a)	0.7	—
Total cash generated *	1,506.6	1,317.2
Purchases of property and revenue earning equipment (a)	(904.4)	(704.9)
Free cash flow *	$602.2	612.3

Memo:
Net cash used in investing activities	$(533.4)	(492.3)
Net cash provided by (used in) financing activities	$(479.0)	154.7

Notes:

(a)	Included in cash flows from investing activities.

* Non-GAAP financial measure.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

ADJUSTED RETURN ON EQUITY RECONCILIATION

	Twelve months ended June 30,
	2021	2020

Net earnings (loss) (12-month rolling period)	$261.4	(328.7)
Other items impacting comparability *	19.8	91.9
Income taxes (a)	79.9	(94.4)
Adjusted earnings (loss) before income taxes	361.1	(331.2)
Adjusted income taxes (b)	(80.1)	94.1
Adjusted net earnings (loss) ** [A]	$281.0	(237.1)

Average shareholders' equity	$2,252.6	2,392.6
Average adjustments to shareholders' equity (c)	45.0	28.4
Adjusted average shareholders' equity ** [B]	$2,297.6	2,421.0

Adjusted Return on Equity ** [A]/[B]	12.2%	(9.8)%

Notes:

(a)	Includes income taxes on discontinued operations.
(b)	Represents the tax provision on adjusted earnings before income taxes.
(c)	Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.

* Other items impacting comparability includes the following:

	Twelve months ended June 30,
	2021	2020
Restructuring and other, net	$35.2	92.3
ERP implementation costs	25.6	35.1
Gains on sale of properties	(42.2)	—
Early redemption of medium-term notes	9.0	—
ChoiceLease liability insurance revenue	(7.8)	(35.5)
Other items impacting comparability	$19.8	91.9

** Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Net earnings (loss)	$149.1	(74.1)	$199.9	(183.7)
Loss from discontinued operations, net of tax	0.5	0.4	1.2	0.9
Provision for (benefit from) income taxes	54.0	(21.1)	72.7	(25.6)
Earnings (loss) before income taxes from continuing operations	203.6	(94.8)	273.8	(208.4)
Non-operating pension costs, net	(0.4)	0.9	(0.4)	2.2
Restructuring and other, net	2.6	26.2	5.6	46.8
ERP implementation costs	5.1	11.0	12.7	21.4
Gains on sale of properties	(35.3)	—	(36.8)	—
ChoiceLease liability insurance revenue	—	(7.4)	(0.8)	(16.8)
Comparable earnings (loss) before income taxes	175.6	(64.0)	254.2	(154.9)
Interest expense	54.2	67.3	108.9	129.9
Depreciation	444.3	532.9	905.4	1,056.2
Used vehicle sales, net	(51.6)	9.5	(80.5)	30.2
Amortization	1.7	2.0	3.4	4.0
Comparable EBITDA *	$624.1	547.6	$1,191.5	1,065.3

* Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations is set forth in this table. Comparable EBITDA has been recast to exclude gains/losses from the sale of used vehicles.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

COMPARABLE EARNINGS BEFORE INCOME TAXES / EARNINGS / TAX RATE RECONCILIATION

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Earnings (loss) from continuing operations before income taxes	$203.6	(94.8)	$273.8	(208.4)
Non-operating pension costs, net	(0.4)	0.9	(0.4)	2.2
Restructuring and other, net	2.6	26.2	5.6	46.8
ERP implementation costs	5.1	11.0	12.7	21.4
Gains on sale of properties	(35.3)	—	(36.8)	—
ChoiceLease liability insurance revenue	—	(7.4)	(0.8)	(16.8)
Comparable earnings (loss) before income taxes *	$175.6	(64.0)	$254.2	(154.9)

Provision for (benefit from) income taxes	$54.0	(21.1)	$72.7	(25.6)
Tax adjustments, net (a)	(0.4)	—	(0.7)	(20.4)
Income tax effects of non-GAAP adjustments **	(7.1)	6.5	(5.0)	12.6
Comparable provision for (benefit from) income taxes	$46.5	(14.6)	$66.9	(33.3)

Earnings (loss) from continuing operations	$149.6	(73.7)	$201.2	(182.8)
Non-operating pension costs, net	(1.0)	(0.1)	(1.8)	—
Restructuring and other, net	3.2	16.1	5.8	25.0
ERP implementation costs	3.8	8.2	9.4	15.9
Gains on sale of properties	(26.8)	—	(28.0)	—
Tax adjustments, net (a)	0.4	—	0.7	20.4
Comparable earnings (loss) from continuing operations *	$129.1	(49.5)	$187.3	(121.6)

Tax rate on continuing operations	26.5%	22.2%	26.5%	12.3%
Tax adjustments and income tax effects of non-GAAP adjustments **	—%	0.6%	(0.2)%	9.2%
Comparable tax rate on continuing operations **	26.5%	22.8%	26.3%	21.5%

Notes:

(a)
For the three and six months ended June 30, 2021, tax adjustments, net included tax expenses of $0.4 million and $0.7 million, respectively, related to expiring state net operating losses. For the six months ended June 30, 2020, tax adjustments, net included expenses related to a valuation allowance of $13 million related on our U.K. deferred tax assets and expiring state net operating losses of $7 million.

* Non-GAAP financial measure.
** The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

	Third Quarter 2021	Full Year 2021
EPS from continuing operations	$1.94 - $2.04	$7.40 - $7.70
Non-operating pension costs, net	(0.02)	(0.06)
Restructuring and other, net	0.09	0.23
ERP implementation costs	—	0.19
Gains on sale of properties	(0.07)	(0.59)
Tax adjustments, net	0.01	0.03
Comparable EPS from continuing operations forecast *	$1.95 - $2.05	$7.20 - $7.50

* Non-GAAP financial measure.

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION

2021 Forecast

Net cash provided by operating activities from continuing operations	$2,200
Proceeds from sales (primarily revenue earning equipment) (a)	700
Total cash generated *	2,900

Purchases of property and revenue earning equipment (a)	(2,250 - 2,150)
Free cash flow *	$650M - $750M

Memo:
Net cash used in investing activities	$(1,600)
Net cash provided by (used in) financing activities	$(700)

Notes:

(a)	Included in cash flows from investing activities.

* Non-GAAP financial measure.

ADJUSTED RETURN ON EQUITY FORECAST RECONCILIATION
2021 Forecast

Net earnings (12-month rolling period)	$405
Other items impacting comparability *	(15)
Income taxes (a)	155
Adjusted earnings before income taxes	545
Adjusted income taxes (b)	(145)
Adjusted net earnings for ROE (numerator) ** [A]	$400

Average shareholders' equity	$2,400
Adjustment to equity (c)	20
Adjusted average total equity (denominator) ** [B]	$2,420

Adjusted Return On Equity ** [A]/[B]	16.5%

Notes:

(a)	Includes income taxes on discontinued operations.
(b)	Represents the tax provision on adjusted earnings before income taxes.
(c)	Represents the impact to equity of items to arrive at adjusted earnings.

* Forecasted other items impacting comparability includes restructuring and other, net of $15 million, ERP implementation costs of $10 million, and gains on sale of properties of $(40) million.
** Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.

Note: Amounts may not be additive due to rounding.